Exhibit A

                   WESTFIELD CAPITAL MANAGEMENT COMPANY, INC.
                                 CODE OF ETHICS
                       ANNUAL CERTIFICATION OF COMPLIANCE

Underlined terms have the meaning assigned to them in Westfield Capital Management Company, Inc.'s Code of Ethics, as amended from time to time.

As a PORTFOLIO MANAGER, INVESTMENT PERSONNEL or ACCESS PERSON I certify that I have read and understand the Code of Ethics. I further certify that I have complied with the requirements of the Code and that I have disclosed or reported all PERSONAL SECURITIES holdings and/or transactions required to be reported by the Code.

                                        __________________________________
                                        Signature

                                        __________________________________
                                        Print name


                                        Dated: ___________________________

                                                                       Exhibit B

                   WESTFIELD CAPITAL MANAGEMENT COMPANY, INC.
                                 CODE OF ETHICS
                       PERSONAL SECURITIES HOLDINGS REPORT
                     FOR THE CALENDAR YEAR ENDING 12/31/___

Underlined terms have the meaning assigned to them in Westfield Capital Management Company, Inc. Code of Ethics dated March 27, 1995.

To Karen DiGravio and/or Arthur J. Bauernfeind:

As PORTFOLIO MANAGER or INVESTMENT PERSONNEL, I am disclosing the following information regarding my PERSONAL SECURITIES holdings to comply with the Code of Ethics.

Check Box 1 or 2, as applicable.

1. [ ] I certify that I have no PERSONAL SECURITIES holdings that require reporting for the year ending 12/31/____.

2. [ ] I certify that the following PERSONAL SECURITIES holdings which require reporting by me are accurate and complete for the year ending __/__ /__.

                                                              Broker or Bank
       Date of       Nature of    Security    No. of Shares/    Utilized to
     Transaction    Transaction     Name        Par Amount    Acquire Holding
     -----------    -----------     ----        ----------    ---------------





                                        __________________________________
                                        Signature

                                        __________________________________
                                        Print name


                                        Dated: ___________________________

                                                                       Exhibit C

                   WESTFIELD CAPITAL MANAGEMENT COMPANY, INC.
                                 CODE OF ETHICS
                   PRECLEARANCE OF SECURITIES TRANSACTION FORM

PLEASE NOTE THAT THIS PRECLEARANCE IS VALID ONLY FOR THE DATE SET FORTH UNDER THE AUTHORIZATION BLOCK ON PAGE 3.

 (1)   Name of employee requesting
       authorization:                            ____________________________

 (2)   If different from #1, name of the
       account where the trade will occur:       ____________________________

 (3)   Relationship of (2) to (1):               ____________________________

 (4) Name of the firm at which the account is ____________________________ held:

 (5)   Name of Security:                         ____________________________

 (6)   Maximum number of shares or units to be
       purchased or sold or amount of bond:      ____________________________

 (7)   Check those that are applicable:

 ___Purchase ___Sale ___Market Order ___Limit Order (Price of Limit Order:____)

If the answer to any of the following questions is made by checking the answer in Column I, the Compliance Officer may have to reject the proposed transaction:

                                                         COLUMN I    COLUMN II

 (8)   Do you possess material nonpublic information
       regarding the security or the issuer of the
       security?1                                       _____  Yes   _____  No

 (9)   To your knowledge, are the securities or
       "equivalent securities" (i.e., securities
       issued by the same entity as the issuer of a
       security, and all derivative instruments, such
       as options and warrants) held by any investment
       companies or other accounts managed by
       Westfield Capital Management Company, Inc. (the
       "Company")                                       _____  Yes   _____  No

(10) To your knowledge, are there any outstanding purchase or sell orders for this security or any equivalent security by any Company client, including but not limited to any investment
       company managed by the Company?                  _____  Yes   _____  No

----------
     1 Please note that employees generally are not permitted to acquire or sell securities when they possess material nonpublic information regarding the security or the issuers of the security.

                                                         COLUMN I   COLUMN II

(11)   To your knowledge, are the securities or
       equivalent securities being considered for
       purchase or sale by one or more investment
       companies or other accounts managed by the
       Company?                                         _____  Yes   _____  No

(12)   Are the securities being acquired in an initial
       public offering?2                                _____  Yes   _____  No

(13)   Are the securities being acquired in a private
       placement?3                                      _____  Yes   _____  No

(14)   If you are a Portfolio Manager4, has any
       account you manage purchased or sold these
       securities or equivalent securities within the
       past seven calendar days or do you expect the
       account to purchase or sell these securities or
       equivalent securities within seven calendar
       days of your purchase or sale?                   _____  Yes   _____  No

----------
     2 Please note that Portfolio Managers and Investment Personnel (as defined in the Company's Code of Ethics) are not permitted to acquire securities in an initial public offering for their own or related accounts.
     3 Please note that generally acquisitions of securities in a private placement are discouraged and may be denied.
     4 Please see your Compliance Officer if you are not sure whether or not you are a Portfolio Manager.

I have read Westfield Capital Management Company, Inc.'s Code of Ethics and Policy and Procedures Designed to Detect and Prevent Insider Trading within the prior 12 months and believe that the proposed trade fully complies with the requirements of each. I acknowledge that the authorization granted pursuant to this form is valid only on the date on which the authorization is granted (as set forth immediately below, the "Authorized by" signature block).



                                        __________________________________
                                        Employee Signature


                                        __________________________________
                                        Print Name


                                        __________________________________
                                        Date Submitted



Authorized by:    _____________________

Date:             _____________________